Genzyme Corporation
                                                      One Kendall Squre
                                                      Cambridge, Ma 02139-1562
     Genzyme                                          617-252-7500
     Diagnostics                                      Fax 617-374-7300

                           Supply Agreement

        This Agreement, effective as of the 10th day of July, 1996 ("the Effective Date"), by and between:

         CISTRON BIOTECHNOLOGY, INC. a corporation organized and existing under the laws of the State of Delaware, USA and having its principal place of business at Box 2004, 10 Bloomfield Avenue, Pine Brook, New Jersey, USA 07058 (hereinafter referred to as "CISTRON"),

                        and

        GENZYME CORPORATION, a corporation organized and existing under the laws of the Commonwealth of Massachusetts, USA, and having its principal place of business at One Kendall
        Square, Cambridge, Massachusetts, USA 02139-1562
        (hereinafter referred to as "GENZYME")

    WHEREAS, CISTRON has developed and is selling to the research market a human interleukin -1 beta (IL-1b) research assay product, "HS Kit" (as defined below);

    WHEREAS, GENZYME desires to purchase the HS Kit from Cistron for resale;

    NOW THEREFORE, in consideration of the rights, obligations, and mutual premises set forth herein, CISTRON and GENZYME, intending to be bound thereby, agree as follows:

                                Article 1. Definitions

        The following terms as used in this Agreement shall have meanings set forth in this Article.

        1.1 "Territory" shall mean the Research Market for all countries of the world.

        1.2 "HS KIT" shall mean the following finished, but unlabelled, components of CISTRON's human interleukin-1 beta assay (catalog 03-HS96)

          1 Monoclonal antibody coated 96 well strip microtiter plate, foil sealed

          1 Vial of recombinant interleukin-1 beta standard (lyophilized, 50 ng/mL after reconstitution)

          1 Vial of interleukin-1 beta polyclonal antibody (lyophilized, 11 mL after reconstitution)

          1 Bottle of  conjugate (liquid, .2mL


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1.3  "AGREEMENT PERIOD" shall mean the calendar time period commencing with the date of the execution of this Agreement and extending for twenty-four (24) months therefrom.

1.4 "CONFIDENTIAL INFORMATION" - shall mean any proprietary information or materials belonging to the disclosing party (whether or not patentable) including, but not limited to, formulations, techniques, methodology, equipment, data, reports, know-how, sources of supply, patent positioning, consultants and business plans, including any negative developments, which are communicated to, learned by, or otherwise acquired by the party receiving such information or materials during or in the course of this Agreement, further including information concerning the existence, scope or activities of any research and development project of the disclosing party.

Notwithstanding the foregoing, CONFIDENTIAL INFORMATION shall not include an information which (i) is or becomes part of the public domain through no act or omission of the part of the receiving party, (ii) is disclosed to a third party by the disclosing party without restriction of disclosure by such third party, (iii) is in the receiving party's possession, without actual or constructive knowledge of an obligation to the confidentiality with respect thereto, at or prior to the time of disclosure under this Agreement, (iv) is disclosed to the receiving party by a third party having no obligation of confidentiality with respect thereto, (v) is released from confidential treatment by written consent of the disclosing party.

                  Article 2. Supply Agreement

2.1 During the AGREEMENT PERIOD, GENZYME agrees to purchase from CISTRON and CISTRON agrees to supply to GENZYME HS KITs for resale in the TERRITORY under GENZYME's name.

2.2 CISTRON agrees to manufacture and supply HS KITs to GENZYME at the following prices:

Quarterly GENZYME 		Sale Price/Kit to GENZYME
Purchases
less than 125 kits		$255 each plus freight and insurance
125-175				$220 each plus freight and insurance
176-300				$210 each plus freight and insurance
251-300				$190 each plus freight and insurance
301+                            $180 each plus freight and insurance

2.3 GENZYME will provide buffers for each HS KIT, label the HS KITs and components as GENZYME products, and provide product literature for inclusion in each HS KIT.
2.4 All orders from GENZYME will be subject to acceptance, by CISTRON. All purchases pursuant to orders by GENZYME shall be, at CISTRON's option, F.O.B. Pine Brook, New Jersey, U.S.A. or other place of manufacture. Title to, and risk of loss of and damage to, any shipments of the HS KITs shall pass to GENZYME when such HS KITs are delivered

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at any F.O.B. location to a carrier of CISTRON's choice, if a carrier has not been specified by GENZYME in this written order confirmation.

2.5 CISTRON will ship to GENZYME the quantity of kits ordered in a quarterly purchase order within forty-five (45) days of receipt of such purchase order and will invoice GENZYME. GENZYME shall pay each invoice in accordance with its regular terms of payment net thirty (30) days. CISTRON will, whenever possible, ship complete orders, however, should CISTRON not be able to ship a complete order, CISTRON will so notify GENZYME. GENZYME may accept or refuse partial shipments at its discretion, but may not refuse acceptance of shipments that comprise at least 80% of a complete order.

2.6 CISTRON will perform quality control testing on each lot of HS KITs and provide such manufacturing an quality control information, on a confidential basis, to GENZYME as may be mutually agreed as necessary with each new production lot.
GENZYME will keep such information confidential and will restrict its use solely to the HS KITs.

2.7 GENZYME shall perform in-house testing, at its own expense, as it deems appropriate upon receipt of each product shipment from CISTRON. GENZYME will report any product performance deficiencies or quality discrepancies GENZYME may discover to CISTRON within fifteen (15) days of receipt. Failure to report any product deficiencies or discrepancies with fifteen (15) days of the receipt of each product shipment shall constitute acceptance of the shipment. If GENZYME notifies CISTRON within fifteen (15) days of its receipt of HS KITs that a kit or kits fail to meet specifications, such non-conforming kits which are due to a defect of one or more of the components supplied by CISTRON pursuant to paragraph 1.1 shall be replaced by CISTRON as soon as reasonable possible thereafter and, if already paid for, at CISTRON's cost.

2.8 CISTRON warrants merchantability of HS KITs only for use as a research product and only when used in conformance with the CISTRON HS KIT protocol. Except as provided therein, CISTRON makes no warranty of merchantability or performance after acceptance of each shipment by GENZYME. CISTRON specifically advises against the testing of human serum with the HS KIT, and GENZYME specifically agrees that CISTRON makes no warranty of performance of HS KITs run with human serum samples.

2.9 Any term or condition in a invoice or other document used by CISTRON which is different than the terms of this Agreement shall be deemed inapplicable.

2.10 CISTRON agrees not to enforce any of its patent rights against GENZYME and its distributors relating to GENZYME's marketing of HS KITs pursuant to the terms of this Agreement. However, nothing contained herein shall be construed as granting or implying any right to GENZYME under any existing or future letters patent covering the HS KIT.

                    Article 3. Warranties

3.1 Each of CISTRON and GENZYME warrants and represents to the other that it has the full right and authority to enter into this Agreement.

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3.2  THE WARRANTIES SET FORTH IN THIS ARTICLE 3 AND IN 2.8 ARE THE ONLY
WARRANTIES MADE BY THE PARTIES AND ARE EXPRESSLY IN LIEU OF ANY
AND ALL OTHER WARRANTIES EXPRESSED OR IMPLIED INCLUDING, WITHOUT
LIMITATION, ANY AND ALL WARRANTIES OF MERCHANTABILITY AND FITNESS
FOR A PARTICULAR PURPOSE.  NOTWITHSTANDING ANYTHING STATED HEREIN
TO THE CONTRARY, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE
OTHER PARTY OR TO ANY DISTRIBUTEE OF THE OTHER PARTY OR ANYONE
ELSE IN PRIVITY WITH THE OTHER PARTY FOR ANY SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES REGARDLESS OF WHETHER OR NOT THE FIRST PARTY
HAS BEEN APPRISED OF THE POSSIBILITY THEREOF.


                   Article 4.  Termination

4.1 Unless earlier terminated pursuant to paragraphs 4.2, 4.3, or 4.4, this Agreement will expire two (2) years from the effective date set forth above.

4.2 Upon material breach of this Agreement by either party and in the event the breach is not cured within forty-five (45) days after written notice to the defaulting party by the other party, in addition to any other remedy it may have, the notifying party at its sole option may terminate this Agreement.

4.3 This Agreement may be terminated by either party if the other party becomes insolvent, makes an assignment for the benefit of its creditors, files a petition for protection under any bankruptcy law or consents to the appointment of a receiver of liquidation of its assets, or its ownership substantially changes.

4.4 This Agreement may be terminated by either party upon learning of the existence of a third party patent, which in the opinion of competent legal counsel is infringed by the sale of an HS KIT.

4.5 Upon any termination of the Agreement, GENZYME will be entitled to sell any completed inventory of HS KITs covered by this Agreement which remain on hand as of the date of the termination, so long as GENZYME pays to CISTRON the amount applicable to said purchase in accordance with the same terms and conditions as set forth in this Agreement.

4.6 Upon termination of this Agreement for any reason, nothing herein will be construed as releasing either party from any obligation that matured prior to termination of this Agreement.

                Article 5.  Publicity and Confidentiality

5.1 Neither party shall use the name of the other in any form of advertising or promotion without the prior written approval of the other.

5.2 (a) Except as provided in Section 5.2(b) below, for a period of five (5) years from the termination date of this Agreement, GENZYME will maintain any and all of the CONFIDENTIAL INFORMATION received from CISTRON, in confidence, will not use same for its own benefit except as expressly provided in this Agreement, and will not

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release or disclose any tangible or intangible component
thereof to any third party without first receiving the prior written consent of CISTRON to said release or disclosure.

(b) The provisions of Section 5.2(a) notwithstanding, GENZYME may disclosed CONFIDENTIAL INFORMATION of CISTRON to GENZYME Affiliates or in the event of a disclosure compelled by a court of competent jurisdiction. In addition, GENZYME may disclose CONFIDENTIAL INFORMATION of CISTRON in confidence to any third party who has a need to know such CONFIDENTIAL INFORMATION for the purpose of this Agreement; provided that GENZYME will first notify CISTRON of the identity of such third party and that such disclosure will be made under the provisions of a written confidential disclosure agreement which is binding upon such third party to the same obligations of confidentiality under which GENZYME is bound to CISTRON by the terms of this Agreement. GENZYME need not notify CISTRON before disclosing any CONFIDENTIAL INFORMATION to any GENZYME Affiliate.

5.3 (a) For a period of five (5) years from the termination date of this Agreement, CISTRON will maintain any and all of the CONFIDENTIAL INFORMATION received from GENZYME, in confidence, will not use same for its own benefit except as expressly provided in this Agreement, and will not release or disclose any tangible or intangible component thereof to any third party, except for the purposes of this Agreement and only after prior notice to GENZYME and after obtaining a written confidential disclosure agreement binding such third party to the same obligation of confidentiality to which CISTRON is bound to GENZYME under this Agreement.

(b) The provisions of Section 5.3(a) notwithstanding, CISTRON may disclose CONFIDENTIAL INFORMATION of GENZYME to CISTRON Affiliates or in the event of a disclosure compelled by a court of competent jurisdiction. In addition, CISTRON may disclose CONFIDENTIAL INFORMATION of GENZYME in confidence to any third party who has a need to know such CONFIDENTIAL INFORMATION for the purpose of this Agreement; provided that CISTRON will first notify GENZYME of the identity of such third party and that such disclosure will be made under the provisions of a written confidential disclosure agreement which is binding upon such third party to the same obligations of confidentiality under which CISTRON is bound to GENZYME by the terms of this Agreement. CISTRON need not notify GENZYME before disclosing any CONFIDENTIAL INFORMATION to any CISTRON Affiliated.

                   Article 6. General Provisions

6.1 The relationship between CISTRON and GENZYME is that of independent contractors. CISTRON and GENZYME are not joint venturers, partners, principal and agent, master and servant, employer and employee, and have no relationship other than as independent contracting partners. CISTRON will have no power to bind or obligate GENZYME in any manner, other than as is expressly set forth in this Agreement. Likewise, GENZYME will have no power to bind or obligate CISTRON in any manner, except as is expressly set forth in this Agreement.

6.2 Any disagreement between the parties which relates to this Agreement will be submitted to arbitration by a single, mutually acceptable arbitrator to resolve such disagreement. The arbitrator will conduct the arbitration in accordance with the Rules of the American

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Arbitration Association, unless the parties agree otherwise.  If the parties are unable to agree on the selection of an arbitrator, the arbitrator will be selected in accordance with the procedures of the American Arbitration Association. The decision and award rendered by the arbitrator will be final and binding. Judgment upon the award may be entered in any court having jurisdiction thereof.

6.3 This Agreement sets forth the entire agreement and understanding between parties as to the subject matter thereof and supersedes all prior Agreements to this respect. There will be no amendments or modifications to this Agreement, except by a written document which is signed by both parties.

6.4 This Agreement will be construed and enforced in accordance with the laws of the State of New York without reference to its choice of law principles.

6.5 The headings in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular article or section.

6.6 any delay in enforcing a party's rights under this Agreement or any waiver as to a particular default or other matter will not constitute a waiver of a party's right to future enforcement of its rights under this Agreement, excepting only as to any expressed written and signed waiver as to a particular matter for a particular period of time.

6.7 Any notice given pursuant to this Agreement will be in writing and will be deemed delivered upon the earlier of (i) the date of facsimile transmission or hand delivery, (ii) when received at the address set forth below, (iii) five (5) business days after mailed postage prepaid and properly addressed, with return receipt requested.

Notice will be delivered to the respective parties as indicated:

To GENZYME:		GENZYME Corporation
                        One Kendall Square
                        Cambridge,  Massachusetts 02139-1562
                        Attn: David Fleming

Copy to:		Legal Department
                        One Kendall Square
                        Cambridge, Massachusetts 02139-1562

To CISTRON:		CISTRON Biotechnology, Inc.
                        Box 2004
                        10 Bloomfield Avenue
                        Pine Brook, New Jersey USA 07058
                        Attn: President

Copy to:		Epstein Becker & Green, P.C.
                        250 Park Avenue
                        New York, New York USA 10177-0077
                        Attn: Sidney Todres, Esq.

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6.8  Each party hereto will be excused from performance for failure or delay in meeting any obligations hereunder due to Acts of God, acts of war, fire, flood, embargo, riots or revolution, provided that such excusal from performance will last only for so long as that party's performance is reasonably prevented by such force majeure. The party affected by such force majeure shall use its reasonable best efforts to mitigate any damage thus occasioned.

6.9 The provisions of this Agreement are severable and in the event that any provision of this Agreement shall be determined to be invalid or unenforceable such invalidity or unenforcability shall not in any way affect the validity or enforcability of the remaining provisions hereof.

IN  WITNESS WHEREOF, the parties have
executed this Agreement as of the date first written above.

ACCEPTED AND AGREED TO:

CISTRON                                                GENZYME

By: /s/ BRUCE C. GALTON                 By: /s/DAVID FLEMING
    -------------------                     ----------------
    Bruce C. Galton                         David Fleming

Title: President & COO, Cistron         Title: President, Genzyme Diagnostics
       President                               President Diagnostics
Date: 7-15-96                                  Date: July 11, 1996
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